UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 4, 2006
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                             AMERICAN BILTRITE INC.
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               (Exact name of registrant as specified in charter)


           Delaware                    1-4773                 04-1701350
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(State or other jurisdiction     (Commission File No.)      (IRS Employer
      of Incorporation)                                   Identification No.)


           57 River Street, Wellesley Hills, Massachusetts 02481-2097
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          (Address of principal executive offices, including zip code)

                                 (781) 237-6655
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              (Registrant's telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01 Other Events.

On April 4, 2006, American Biltrite Inc.'s wholly owned subsidiary, Janus Flooring Corporation ("Janus"), sold (the "Sale") its sole remaining property, its land and building located in Toronto, Canada (the "Sold Property"), for Can$5,000,000. Janus received Can$1,000,000 in cash and a Charge/Mortgage (the "Charge/Mortgage") on the Sold Property for the remaining Can$4,000,000, which Charge/Mortgage secures the obligations of the chargor (the "Chargor") thereunder.

Interest is payable on the principal amount secured under the Charge/Mortgage monthly at a rate of 6% per annum. The monthly payments consist of interest only. The principal and accrued interest is due on the maturity date of the Charge/Mortgage, which is October 5, 2009 (the "Maturity Date"), or earlier as provided by the Charge/Mortgage.

Pursuant to the Charge/Mortgage, the security granted to Janus under the Charge/Mortgage may be subordinated for certain construction mortgage financing of up to a maximum aggregate principal amount of Can$2,000,000 in connection with the development of the Sold Property and for certain other matters, including certain municipal applications and agreements.

Pursuant to the Charge/Mortgage, Janus is obligated, at its cost and expense, to obtain for and on behalf of the Chargor, or permit the Chargor to obtain, no later than 18 months from the date the Charge/Mortgage is recorded (the "Remediation Date"), a record of site condition with respect to the Sold Property from the applicable Canadian environmental regulatory agency (the "Record of Site Condition") and to remediate no later than the Remediation Date any contamination determined to have been caused by Janus and/or which originated and migrated from the Sold Property onto any adjoining lands (the "Off-Site Clean-Up"). If Janus does not obtain the Record of Site Condition and, if applicable, does not complete the Off-Site Clean-Up by the Remediation Date, Chargor will have the right, at Janus' cost and expense, to take all necessary actions and steps to obtain the Record of Site Condition and, if applicable, to complete the Off-Site Clean-Up. In addition, Janus has certain obligations to indemnify and hold harmless the Chargor and its directors, officers and shareholders from and against liabilities, costs and expenses relating to obtaining the Record of Site Condition and the Off-Site Clean-Up.

If the Record of Site Condition and, if applicable, the Off-Site Clean-Up, are completed by Janus on or before the Maturity Date, the principal amount of the Charge/Mortgage, and all accrued interest thereon, will become payable in full 60 days following delivery of notice of such completion in accordance with the Charge/Mortgage. If the Record of Site Condition and, if applicable, the Off-Site Clean-Up, are completed by the Chargor pursuant to its right to complete such matters where Janus has not completed them by the Remediation Date, the principal amount of the Charge/Mortgage, and all accrued interest thereon, will become payable in full 60 days from the date of receipt of the Record of Site Condition and the completion of the Off-Site Clean-Up.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 10, 2006           AMERICAN BILTRITE INC.


                               By: /s/ Howard N. Feist III
                                   -----------------------
                                   Name: Howard N. Feist III
                                   Title: Chief Financial Officer


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